Exhibit 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

RULE 13a-14(b) OR 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 1350 OF

CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE (18 U.S.C. § 1350)

In connection with the filing of the quarterly report of MannKind Corporation (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2016, as filed with the Securities and Exchange Commission on or about the date hereof to which this certification is attached as Exhibit 32 (the “Report”) and pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Matthew J. Pfeffer, Chief Executive Officer and Chief Financial Officer of MannKind Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2016

In Witness Whereof, the undersigned has set his hand hereto as of the 9th day of May 2016.

/s/ Matthew J. Pfeffer
Matthew J. Pfeffer
Chief Executive Officer and Chief Financial Officer

[1]	This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of MannKind Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K to which this certification relates), irrespective of any general incorporation language contained in such filing.